UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      October 19, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 19, 2011, AdCare Property Holdings, LLC (“AdCare Holdings”), a wholly owned subsidiary of AdCare Health Systems, Inc., entered into an Amendment to Purchase and Sale Agreement (the “Amendment”) with Eaglewood Villa, Ltd. and Woodland Manor, Ltd. (together, “Eaglewood Sellers”), which amends the Purchase and Sale Agreement, dated August 15, 2011, between AdCare Holdings and the Eaglewood Sellers, pursuant to which AdCare Holdings or its assignee shall acquire certain land, buildings, improvements, furniture, fixtures, operating agreements and equipment comprising Woodland Manor (also known as Eaglewood Care Center), a 99 bed skilled nursing facility located in Springfield, Ohio, and Eaglewood Village, a 60 bed assisted living facility also located in Springfield, Ohio, subject to the terms and conditions thereof (the “Eaglewood Purchase”).

The Amendment: (i) reduces the purchase price for the Eaglewood Purchase from an aggregate of $13.5 million to an aggregate of $12.5 million; (ii) increases the amount of the purchase price payable in cash at closing from $11.5 million to $12.0 million; and (iii) reduces the principal amount of the promissory note to be issued at closing in favor of the Eaglewood Sellers from $2.0 million to $500,000. The other terms of such promissory note were not modified by the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1                                 Amendment to Purchase and Sale Agreement, dated as of October 19, 2011, among Eaglewood Villa, Ltd., Woodland Manor, Ltd. and AdCare Property Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2011	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment to Purchase and Sale Agreement, dated as of October 19, 2011, among Eaglewood Villa, Ltd., Woodland Manor, Ltd. and AdCare Property Holdings, LLC.